FUND ACCOUNTING SERVICING AGREEMENT



This Agreement between Battery Park Funds, Inc., a Maryland corporation, hereinafter called the Fund, and Firstar Mutual Fund Services, LLC, a Wisconsin corporation, hereinafter called "FMFS," is entered into on this 30th day of August, 1999.

        WHEREAS, the Fund, is an open-ended management investment company registered under the Investment Company Act of 1940; and

        WHEREAS, Firstar Mutual Fund Services, LLC ("FMFS") is in the business of providing, among other things, mutual fund accounting services to investment companies;

        NOW, THEREFORE, the parties do mutually promise and agree as follows:

        1. SERVICES. FMFS agrees to provide the following mutual fund accounting services to the Fund:

               A.     Portfolio Accounting Services:

                      (1) Maintain portfolio records on a trade date +1 basis
               using security trade information communicated from the investment manager on a timely basis.

                      (2) For each valuation date, obtain prices from a pricing
               source approved by the Board of Directors and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board of Directors shall approve, in good faith, the method for determining the fair value for such securities.

                      (3) Identify interest and dividend accrual balances as of
               each valuation date and calculate gross earnings on investments for the accounting period.

                      (4) Determine gain/loss on security sales and identify
               them as to short-short, short- or long-term status; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

               B.     Expense Accrual and Payment Services:

                      (1) For each valuation date, calculate the expense accrual amounts as directed by the Fund as to methodology, rate or dollar amount.

                      (2) Record payments for Fund expenses upon receipt of
               written authorization from the Fund.

                      (3) Account for fund expenditures and maintain expense
               accrual balances at the level of accounting detail, as agreed upon by FMFS and the Fund.

                      (4) Provide expense accrual and payment reporting.

               C.     Fund Valuation and Financial Reporting Services:

                      (1) Account for fund share purchases, sales, exchanges,
               transfers, dividend reinvestments, and other fund share activity as reported by the transfer agent on a timely basis.

                      (2) Apply equalization accounting as directed by the Fund.

                      (3) Determine net investment income (earnings) for the
               Fund as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.

                      (4) Maintain a general ledger for the Fund in the form as
               agreed upon.

                      (5) For each day the Fund is open as defined in the
               prospectus, determine the net asset value of the according to the accounting policies and procedures set forth in the prospectus.

                      (6) Calculate per share net asset value, per share net
               earnings, and other per share amounts reflective of fund operation at such time as required by the nature and characteristics of the Fund.

                      (7) Communicate, at an agreed upon time, the per share
               price for each valuation date to parties as agreed upon from time to time.

                      (8) Prepare monthly reports which document the adequacy of accounting detail to support month-end ledger balances.

               D.     Tax Accounting Services:

                      (1) Maintain accounting records for the investment
               portfolio of the Fund to support the tax reporting required for IRS-defined regulated investment companies.

                      (2) Maintain tax lot detail for the investment portfolio.

                      (3) Calculate taxable gain/loss on security sales using
               the tax lot relief method designated by the Fund.

                      (4) Provide the necessary financial information to support the taxable components of income and capital gains distributions to the transfer agent to support tax reporting to the shareholders.

               E.     Compliance Control Services:

                      (1) Support reporting to regulatory bodies and support
               financial statement preparation by making the fund accounting records available to the Fund, the Securities and Exchange Commission, and the outside auditors.

                      (2) Maintain accounting records according to the
               Investment Company Act of 1940 and regulations provided thereunder.

        2. PRICING OF SECURITIES. For each valuation date, obtain prices from a pricing source selected by FMFS but approved by the Fund's Board and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Fund's Board shall approve, in good faith, the method for determining the fair value for such securities.

               If the Fund desires to provide a price which varies from the pricing source, the Fund shall promptly notify and supply FMFS with the valuation of any such security on each valuation date. All pricing changes made by the Fund will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

        3. CHANGES IN ACCOUNTING PROCEDURES. Any resolution passed by the Board of Directors that affects accounting practices and procedures under this agreement shall be effective upon written receipt and acceptance by the FMFS.

        4. CHANGES IN EQUIPMENT, SYSTEMS, SERVICE, ETC. FMFS reserves the right to make changes from time to time, as it deems advisable, relating to its services, systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the service provided to the Fund under this Agreement.

        5. COMPENSATION. FMFS shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as mutually agreed upon and amended from time to time. If the Fund elects to terminate this Agreement prior to the 3rd anniversary of this Agreement for reasons other than unacceptable service levels, the Fund agrees to reimburse Agent for the difference between the standard fee schedule and the discounted fee schedule agreed to between the parties from the date of termination.

        6.     PERFORMANCE OF SERVICE.

                      A. FMFS shall exercise reasonable care in the performance
               of its duties under this Agreement. FMFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FMFS's control, except a loss resulting from FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Fund, such duly authorized officer to be included in a list of authorized officers furnished to FMFS and as amended from time to time in writing by resolution of the Board of Directors of the Fund.

                      In the event of a mechanical breakdown or failure of
               communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

                      Regardless of the above, FMFS reserves the right to
               reprocess and correct administrative errors at its own expense.

                      B. In order that the indemnification provisions contained
               in this section shall apply, it is understood that if in any case the Fund may be asked to indemnify or hold FMFS harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that FMFS will use all reasonable care to notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend FMFS against any claim which may be the subject of this indemnification. In the event that the Fund so elects, it will so notify FMFS and thereupon the Fund shall take over complete defense of the claim, and FMFS shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. FMFS shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify FMFS except with the Fund's prior written consent.

                      C. FMFS shall indemnify and hold the Fund harmless from
               and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Fund by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

        7. RECORDS. FMFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Fund but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of The Investment Company Act of 1940 as amended (the "Investment Company Act"), and the rules thereunder. FMFS agrees that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Fund and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Fund on and in accordance with its request.

        8. CONFIDENTIALITY. FMFS shall handle in confidence all information relating to the Fund's business, which is received by FMFS during the course of rendering any service hereunder.

        9. DATA NECESSARY TO PERFORM SERVICES. The Fund or its agent, which may be FMFS, shall furnish to FMFS the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

        10. NOTIFICATION OF ERROR. The Fund will notify FMFS of any balancing or control error caused by FMFS within three (3) business days after receipt of any reports rendered by FMFS to the Fund, or within three (3) business days after discovery of any error or omission not covered in the balancing or control procedure, or within three (3) business days of receiving notice from any shareholder.

        11. ADDITIONAL SERIES. In the event that Battery Park Funds, Inc. establishes one or more series of shares with respect to which it desires to have FMFS render accounting services, under the terms hereof, it shall so notify FMFS in writing, and if FMFS agrees in writing to provide such services, such series will be subject to the terms and conditions of this Agreement, and shall be maintained and accounted for by FMFS on a discrete basis. The portfolios currently covered by this Agreement are: Battery Park High Yield Fund.

        12. TERM OF AGREEMENT. This Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be replaced or modified by a subsequent agreement between the parties. It is understood and agreed to by the parties that a notice to terminate one of the servicing contracts constitutes notice of termination for all servicing contracts that exist between the parties.

        13. DUTIES IN THE EVENT OF TERMINATION. In the event that in connection with termination a Successor to any of FMFS's duties or responsibilities hereunder is designated by Battery Park Funds, Inc. by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of Battery Park Funds, Inc., transfer to such Successor all relevant books, records, correspondence and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to Battery Park Funds, Inc. (if such form differs from the form in which FMFS has maintained the same, Battery Park Funds, Inc. shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records and other data by such successor.

        14.    FIRSTAR MUTUAL FUND SERVICES YEAR 2000 READINESS DISCLOSURE

        FMFS represents to the Fund that the computer software, firmware, computer hardware (whether general or special purpose) and other similar related items of automated computerized and/or software systems that are owned or licensed by FMFS and will be utilized by FMFS or its agents in connection with the provision of services described in this Agreement are "Year 2000 compliant" (as defined below). As used in this section 14 of this Agreement, the term "Year 2000 compliant" shall mean the ability of the relevant system to provide all of the following functions:

               A. Process date information before, during and after January 1, 2000, including but not limited to accepting specific input data, providing date specific output data, and performing calculations on dates or portions of dates:

               B. Function accurately and without interruption or malfunction before, during and after January 1, 2000 without any change in operations associated with the advent of the new millennium and assuming no other defects, bugs, viruses or other problems unrelated to Year 2000 compliance issues which disrupt functionality;

               C. Respond to two-digit, year-date input in a way that resolves the ambiguity as to century and in a disclosed, defined and predetermined manner; and

               D. Store and provide output data of specific information in ways that are unambiguous as to century.

        15. NOTICES. Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FMFS shall be sent to:

                      Firstar Mutual Fund Services, LLC
                      615 East Michigan Street
                      Milwaukee, WI  53202

and notice to Fund shall be sent to:

                      Battery Park Funds, Inc.
                      Attn:  President
                      2 World Financial Center, Bldg. B
                      New York, NY  10281-1198

        16. CHOICE OF LAW. This Agreement shall be construed in accordance with the laws of the State of Wisconsin.


        IN WITNESS WHEREOF, the due execution hereof on the date first above written.


Battery Park Funds, Inc.                    Firstar Mutual Fund Services, LLC

By: /S/ ROBERT LEVINE                       By: /S/ PAUL ROCK
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Print:ROBERT LEVINE                         Print: PAUL ROCK
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Title: PRESIDENT                            Title: SENIOR VICE PRESIDENT
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Date: AUGUST 27, 1999                       Date: SEPTEMBER 1, 1999
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Attest: /S/ JENNIE WONG                     Attest: /S/ FREDDIE JACOBS, JR.
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Print: JENNIE WONG                          Print: FREDDIE JACOBS, JR.
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